Exhibit 10.3

AVENANT N°2 AU CONTRAT DE TRAVAIL A DUREE INDETERMINEE

ENTRE LES SOUSSIGNÉES

PLUG POWER INC., une société du Delaware régie par le droit de l'État de New York, dont le siège social se situe 125 Vista Boulevard, Slingerlands New York, États-Unis, représentée par Monsieur José Luis Crespo en sa qualité de Président Directeur Général (« CEO »), dûment habilitée à l'effet des présentes,

Ci-après dénommée la « **Société** »,

D'UNE PART,

ET :

Monsieur Benjamin HAYCRAFT, demeurant [*].

Ci-après dénommé le « **Salarié** » ou « **Monsieur Haycraft** »

D'AUTRE PART,

(ci-après ensemble les « **Parties** »)

Préambule

1. Le Salarié a été embauché par la Société sous contrat de travail à durée indéterminée à effet du 3 mai 2021 (le « **Contrat de travail** »).

A la date des présentes, le Salarié occupe le poste de Directeur de la Stratégie (« *Chief Strategy Officer* ») et Directeur Général EMEA (« *GM EMEA Region* »), statut Cadre, groupe d'emplois I, classe d'emploi 17, en application de la convention collective nationale des Ingénieurs et Cadres de la Métallurgie applicable au sein de la Société (la « **Convention Collective** »).

2. La Société a décidé d'accorder de nouvelles conditions à tous les membres de l'équipe de

AMENDMENT N°2 TO INDEFINITE-TERM EMPLOYMENT AGREEMENT

English translation without contractual effect

BETWEEN THE UNDERSIGNED

PLUG POWER INC., a Delaware corporation governed under the laws of the State of New York, the head office of which is located at 125 Vista Boulevard, Slingerlands New York, United States, represented by Mr. José Luis Crespo in his capacity as CEO, duly authorized for the purposes hereof,

Hereinafter called the "**Company**"

ON THE ONE HAND,

AND:

Mr. Benjamin HAYCRAFT, residing [*].

Hereinafter called the "**Mr. Haycraft**" or the "**Employee**"

ON THE OTHER HAND,

(hereinafter together the "**Parties**")

Recitals

1. The Employee was hired by the Company under an indefinite term employment contract, effective on May 3rd, 2021 (the "**Employment Contract**").

On the date hereof, the Employee holds the position of Chief Strategy Officer and GM EMEA Region with an executive status, job group I, job class 17, in application of the national collective bargaining agreement for Engineers and Executives of the Metal Industry applied within the Company (the "**CBA**").

2. The Company has decided to provide new terms to all senior executive team members including Mr. Haycraft as outlined below.

haute direction de la Société, y compris à Monsieur Haycraft, tel que détaillées ci-dessous. 3. C’est dans ce cadre que les Parties se sont rapprochées en vue de signer un second avenant au Contrat de travail du Salarié intégrant les nouvelles modalités et conditions en cohérence avec les autres membres de l'équipe de haute direction de la Société (l’ « Avenant n°2 »). 3. It is in this context that the Parties have come together to sign a second amendment to the Employment Contract of the Employee incorporating the new terms and conditions in line with other senior executive team members (the "Amendment n°2"). IL A ÉTÉ CONVENU ET ARRÊTÉ CE QUI SUIT : IT HAS BEEN AGREED AS FOLLOWS: Article 1 – Fonctions Article 1– Duties Dans le cadre de ses fonctions de Directeur de la stratégie et de Directeur général de la région EMEA de la Société, le Salarié assumera les responsabilités et les devoirs conformes à ladite fonction, qui sont notamment fixés par sa fiche de poste annexée au Contrat de travail en Annexe 1. In his role as Chief Strategy Officer and GM EMEA Region of the Company the Employee shall have responsibilities and duties consistent with such position, as set forth in his position description attached to the Employment Agreement as Appendix 1. D’autres responsabilités et missions pourront également lui être assignés de temps à autre, par le Président du Conseil d'administration (Chairman of the Board of Directors) de la Société, le Directeur général (Chief Executive Officer) de la Société ou d'autres dirigeants habilités. En effet, il est expressément entendu entre les Parties que la liste des attributions qui figurent sur la fiche de poste n’est pas exhaustive et que la Société se réserve le droit, en fonction des nécessités opérationnelles ou relevant de l’organisation de l’entreprise, d’affecter le Salarié aux divers postes de travail correspondant à la nature de son emploi, de ses qualifications et de sa fonction. Other responsibilities and duties as may from time to time be prescribed by the Chairman of the Board of Directors of the Company, the Chief Executive Officer of the Company or other authorized executives, provided that such responsibilities and duties are consistent with the Employee’s position. Indeed, it is expressly agreed between the Parties that the list of missions contained therein is not limitative and that the Company reserves its rights, for operational or organizational requirements, to assign the Employee to other positions corresponding to the nature of his employment, qualifications and duties. Le Salarié rendra compte de ses missions directement à Jose Luis Crespo, Président Directeur Général de Plug Power Inc., ou à toute autre personne qui lui serait substituée, et se conformera à ses instructions et directives, ainsi qu’aux règles établies par la Direction de la Société. The Employee shall report directly to Jose Luis Crespo, Chief Executive Officer and President of Plug Power Inc., or any other person who may be substituted, and shall comply with his instructions and directions, as well as with policies established by the management of the Company.

Article 2 – Rémunération Article 2 – Remuneration A compter du 6 septembre 2025, le Salarié perçoit une rémunération annuelle fixe forfaitaire de base de 440.000 euros bruts payable en douze mensualités égales par virement bancaire (la « Rémunération fixe de base annuelle »). En sus de son salaire de base ci-dessus, le Salarié est éligible à bénéficier (i) d’une attribution annuelle de titres de capital, telle que déterminée à la seule discrétion du Comité de rémunération du Conseil d'administration de la Société ; et (ii) du versement d’un bonus annuel discrétionnaire dont l’attribution et le montant seront librement déterminés par la Société. Il est précisé que le montant de ce bonus annuel discrétionnaire pourra atteindre un maximum de soixante-quinze pour cent (75%) du salaire fixe de Monsieur Haycraft, le montant du salaire fixe étant apprécié à la date de versement dudit bonus. As from September 6, 2025, the Employee received an annual lump-sum fixed base salary of 440,000 euros gross, payable in twelve equal instalments by bank transfer (the "Annual Basic Salary"). In addition to his base salary above, the Employee will be eligible to receive (i) an annual grant of equity as determined in the sole discretion of the Compensation Committee of the Board of Directors of the Company and (ii) the payment of an annual discretionary bonus the granting and amount of which will be freely determined by the Company. It is specified that the amount of this annual discretionary bonus may reach a maximum amount of seventy-five percent (75%) of the fixed salary of Mr. Haycraft, taking into account the amount reached by the fixed salary on the date of the bonus payout. Article 3 – Rupture du Contrat de travail Article 3 – Termination of the Employment Contract 3.1 Rupture du Contrat de travail hors changement de contrôle 3.1.1 En cas de rupture du Contrat de travail (i) à l’initiative de la Société pour quelque cause que ce soit, sauf en cas de licenciement pour faute grave ou faute lourde, telle que ces notions sont entendues en droit du travail français, ou inaptitude, ou (ii) à l’initiative de Monsieur Haycraft pour une raison légitime (« Démission légitime » au sens défini ci-dessous), Monsieur Haycraft percevra une indemnité contractuelle de rupture destinée à réparer le préjudice moral et professionnel résultant pour ce dernier de la rupture de son Contrat de travail. Le montant de cette indemnité contractuelle de rupture sera égal à 100% de la Rémunération fixe de base annuelle perçue par Monsieur Haycraft au moment de la notification de la rupture de son Contrat de travail. Cette indemnité contractuelle de rupture inclut le montant de l’indemnité légale ou conventionnelle de licenciement ; les deux indemnités ne se cumulant pas. Elle s’ajoutera 3.1 Termination of the Employment Contract outside a Change in Control In case of termination of the Employment Contract (i) at the Company’s initiative for any reason whatsoever, except in case of dismissal for serious or very serious misconduct (faute grave et faute lourde) as understood under French employment law or disability, or (ii) at the initiative of Mr. Haycraft for good reason (“Termination for Good Reason” as defined below), Mr. Haycraft will be paid a contractual termination indemnity aiming at compensating for the moral and professional damage resulting from the termination of his Employment Contract. The amount of this contractual termination indemnity will be equal to 100% of the Employee’s Annual Basic Salary received by Mr. Haycraft at the time of the notification of the termination of his Employment Contract. This contractual termination indemnity shall include the legal or CBA dismissal indemnity; both indemnities are not cumulative. It will be paid in addition to the notice period indemnity owed to Mr. Haycraft, as the case may be.

au montant de l’indemnité de préavis éventuellement due à Monsieur Haycraft. Cette indemnité contractuelle de rupture sera soumise à cotisations sociales, ainsi qu’à CSG et CRDS et, plus généralement, à toutes contributions sociales salariales et fiscales à hauteur des montants prévus par la règlementation en vigueur à la date de paiement. Cette indemnité contractuelle de rupture sera versée au Salarié sous réserve de la signature par Monsieur Haycraft d’un accord transactionnel au plus tard au moment de l’établissement de son solde de tout compte. 3.1.2 En outre, sous les mêmes réserves s’agissant des causes de rupture du Contrat de travail, (i) nonobstant toute clause contraire figurant dans tout accord de stock-option ou tout accord d’actionnariat salarié applicable, les stock-options et tout autre forme d’actionnariat salarié attribués au Salarié soumis uniquement à des conditions d’acquisition temporelles, feront l'objet d'une acquisition immédiate et anticipée et deviendront pleinement acquises, exerçables ou non susceptibles de déchéance à compter de la date de rupture du Contrat de travail (entendue comme la fin du préavis de licenciement ou de démission) ; et (ii) les stock-options acquises par le Salarié à la date de rupture du Contrat de travail (entendue comme la fin du préavis de licenciement ou de démission) seront exerçables pendant une période de 24 (vingt-quatre) mois suivant ladite date de rupture ou jusqu’à la date d’expiration originale de la stock option si elle est antérieure. 3.1.3. Au sens de l’Avenant n°2, on entend par Démission légitime, toute rupture du Contrat de travail à l’initiative de Monsieur Haycraft, motivée par l’une des raisons suivantes: (i) une réduction significative de ses responsabilités et fonctions ; (ii) une réduction de son salaire de base, à l'exception d'une réduction générale des salaires de base mise en œuvre à l'échelle de la Société, inférieure à dix pour cent (10%), affectant de manière similaire l'ensemble ou la quasi-totalité des cadres occupant des fonctions et un niveau de responsabilité similaires ; ; et (iii) un changement substantiel The contractual termination indemnity shall be subject to social security contributions as well as CSG and CRDS and, more generally, to all applicable social security and tax contributions in accordance with the regulations in force on the date of payment. This contractual termination indemnity shall be paid to the Employee subject to the signature by Mr. Haycraft of a settlement agreement at the latest on the date of his settlement of accounts. 3.1.2. In addition, subject to the same conditions regarding the cause of termination of the Employment Contract, (i) notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards subject solely to time-based vesting held by the Employee shall immediately accelerate and become fully vested and exercisable or nonforfeitable as of the termination date (i.e., the end of the dismissal or resignation notice period); and (ii) all vested stock-options held by the Employee as of the termination date (i.e., the end of the dismissal or resignation notice period) shall be exercisable until the earlier of twenty-four (24) months following said termination date or the expiration of the original term of the stock option. 3.1.3. Under this Amendment n°2, a Termination for “Good Reason” shall mean any termination of the Employment Contract at the initiative of Mr. Haycraft following the occurrence of any of the following events: (i) a material diminution in the Employee’s responsibilities, authority or duties; (ii) a material diminution in the Employee’s Base Salary, other than a Company-wide diminution of base salaries of less than ten percent (10%) similarly affecting all or substantially all executives in similarly situated positions; or (iii) a material change in the physical location at which the Employee is generally required to du lieu physique où le Salarié est généralement tenu d’exercer ses fonctions (à l’exclusion des déplacements professionnels requis), ayant pour effet d’augmenter d’au moins cinquante (50) miles (ou 80 kilomètres) par trajet routier la distance séparant ce lieu du domicile du Salarié, telle qu’elle existait immédiatement avant la survenance dudit changement. ou (iv) le manquement grave de la Société à ses obligations au titre du Contrat de travail. 3.2 Rupture du Contrat de travail en cas de changement de contrôle 3.2.1 En cas de rupture du Contrat de travail (i) à l’initiative de la Société pour quelque cause que ce soit, sauf en cas de licenciement pour faute grave ou faute lourde, telle que ces notions sont entendues en droit du travail français, ou inaptitude, et (ii) à l’initiative de Monsieur Haycraft en cas de Démission légitime, au cours des 12 mois suivants la date effective d’un changement de contrôle (« Changement de contrôle », au sens défini ci-dessous) au sein de la Société, Monsieur Haycraft percevra une indemnité contractuelle de rupture destinée à réparer le préjudice moral et professionnel résultant pour ce dernier de la rupture de son Contrat de travail. Il est expressément entendu entre les Parties que les dispositions du présent article 3.2 ne sont pas applicables si la notification de la rupture du Contrat de travail, par l’une ou l’autre des Parties, intervient après le délai de 12 mois sus-mentionné. 3.2.2 Le montant de cette indemnité contractuelle de rupture sera égal à la somme de (i) 100% de la moyenne de la Rémunération fixe de base annuelle perçue par le Salarié au cours des 3 (trois) exercices fiscaux précédant la date de notification du licenciement (ou si plus favorable, sa dernière Rémunération fixe de base annuelle précédant le Changement de contrôle) et (ii) 100% du montant moyen du bonus annuel perçu par le Salarié au cours des 3 exercices fiscaux précédant le Changement de contrôle (ou, si plus favorable, le montant du bonus annuel perçu par le Salarié au titre de l’exercice fiscal précédant le Changement de contrôle). provide services to the Company (exclusive of required business travel), such that the distance from the Employee’s residence immediately preceding such material change increases by a driving distance of at least fifty (50) miles (or 80km) ; or (iv) the material breach of the Employment Contract by the Company. 3.2 Termination of the Employment Contract in case of Change in control 3.2.1. In case of termination of the Employment Contract (i) at the Company’s initiative for any reason whatsoever, except in case of dismissal for serious or very serious misconduct (faute grave et faute lourde) as understood under French employment law, or (ii) at Mr. Haycraft’s initiative for Good Reason, during the 12 months following the effective date from which a change of control (“Change of Control” as defined below) occurs within the Company, Mr. Haycraft will be paid a contractual termination indemnity aiming at compensating for the moral and professional damage resulting from the termination of his Employment Contract. It is expressly understood between the Parties that the provisions of article 3.2 shall not be applicable if the notification of the termination of the Employment Contract, by either Party, takes place after the end of the above 12-month period. 3.2.2. The amount of this contractual termination indemnity will be equal to the sum of (i) 100% of the Employee’s average Annual Basic Salary over the three (3) fiscal years immediately prior to the date of notification of the dismissal (or the Employee’s Annual Basic Salary in effect immediately prior to the Change in Control, if higher) and (ii) one-hundred percent (100%) of the Employee’s average annual bonus over the three (3) fiscal years immediately prior to the Change in Control (or the Employee’s annual bonus for the last fiscal year immediately prior to the Change in Control, if higher).

Cette indemnité contractuelle de rupture inclut le montant de l’indemnité légale ou conventionnelle de licenciement ; les deux indemnités ne se cumulant pas. Elle s’ajoutera au montant de l’indemnité de préavis éventuellement due à Monsieur Haycraft. Cette indemnité contractuelle de rupture sera soumise à cotisations sociales, ainsi qu’à CSG et la CRDS et plus généralement à toutes contributions sociales salariales et fiscales à hauteur des montants prévus par la règlementation en vigueur à la date de paiement. Cette indemnité contractuelle de rupture sera versée au Salarié sous réserve de la signature par Monsieur Haycraft d’un accord transactionnel au plus tard au moment de l’établissement de son solde de tout compte. 3.2.3 En outre, (i) sous les mêmes réserves, nonobstant toute clause contraire dans tout plan de stock-options ou tout plan d’actionnariat salarié applicable, les stock-options et tout autre forme d’actionnariat salarié attribués au Salarié et soumis uniquement à des conditions d’acquisition temporelles, feront l’objet d’une accélération immédiate et deviendront pleinement acquis et exerçables ou non susceptibles de déchéance à compter de la date de rupture du Contrat de travail (entendu comme la fin du préavis de licenciement ou de démission) ; et (ii) les stock-options acquises détenues par le Salarié à la date de rupture du Contrat de travail (entendu comme la fin du préavis de licenciement ou de démission) seront exerçables jusqu’à la première des deux dates suivantes : l’expiration d’un délai de vingt-quatre (24) mois suivant ladite date de rupture ou jusqu’à la date d’expiration originale du plan de stock-options si elle est antérieure. 3.2.4 Au sens de l’Avenant n°2, on entend par « Changement de contrôle » un Événement de vente (tel que défini dans le Plan de Stock Option et d’incitation de 2021 de la Société, modifié. This contractual termination indemnity shall include the legal or CBA dismissal indemnity; both indemnities are not cumulative. It will be paid in addition to the notice period indemnity owed to Mr. Haycraft, as the case may be. The contractual termination indemnity shall be subject to social security contributions as well as CSG and CRDS and, more generally, to all applicable social security and tax contributions in accordance with the regulations in force on the date of payment. This contractual termination indemnity shall be paid to the Employee subject to the signature by Mr. Haycraft of a settlement agreement at the latest on the date of his settlement of accounts. 3.2.3. In addition, (i) notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards subject solely to time-based vesting held by the Employee shall immediately accelerate and become fully vested and exercisable or nonforfeitable as of the termination date (i.e., the end of the dismissal or resignation notice period); and (ii) all vested stock options held by the Employee as of the termination date (i.e., the end of the dismissal or resignation notice period) shall be exercisable until the earlier of twenty-four (24) months following said termination date or the expiration of the original term of the stock option. 3.2.4. Under this Amendment n°2, “Change in Control” shall mean a Sale Event (as defined in the Company’s 2021 Stock Option and Incentive Plan, as amended.

Article 4 –Restitution des Biens; Clause de récupération 4.1 Restitution des biens. Dès que possible, dans le cadre de toute rupture du Contrat de travail du Salarié au titre du présent Contrat ou autrement sur demande de la Société, le Salarié s’engage à restituer à la Société tous les biens appartenant à cette dernière, y compris, sans limitation, le matériel informatique, les logiciels, les clés et cartes d’accès, les cartes de crédit, les dossiers et tout document (y compris les données informatisées et toute copie effectuée de données informatiques ou de logiciels) contenant des informations concernant la Société, ses activités ou ses relations commerciales (dans ces deux derniers cas, qu’elles soient effectives ou potentielles). Le Salarié s’engage également à supprimer et à purger définitivement tout double de dossiers ou documents susceptibles de contenir des informations de la Société de tout ordinateur ou autre dispositif demeurant la propriété du Salarié après la date de rupture. Sur demande de la Société, le Salarié fournira un une attestation certifiant que tous les biens de la Société susmentionnés ont été restitués, que les données électroniques ont été supprimées de manière permanente et que le Salarié n’a ni partagé ni communiqué ces informations à des tiers. Le Salarié reconnaît et accepte que le défaut de restitution de ces biens causerait un préjudice irréparable à la Société. 4.2 Reconnaissance de la politique de restitution. Le Salarié reconnaît qu’il est, ou pourrait être, assujetti à toute politique établie par la Société à la Date d’entrée en vigueur, ou adoptée ultérieurement par la Société, prévoyant la restitution ou le recouvrement de sommes versées au Salarié (chacune étant désignée ci-après comme une « Politique de restitution »). Toute décision relative à une restitution ou à un recouvrement sera prise à la seule discrétion de la Société, conformément aux modalités de la Politique de restitution applicable ainsi qu’aux lois ou réglementations en vigueur. Aucune mesure prise par la Société en vue de récupérer une rémunération auprès du Salarié, conformément à la Politique de Article 4 – Return of Property; Clawback 4.1 Return of Property. As soon as possible in connection with any termination of the Employee’s employment under this Employment Contract or when otherwise requested by the Company, the Employee shall return to the Company all Company property, including, without limitation, computer equipment, software, keys and access cards, credit cards, files and any documents (including computerized data and any copies made of computer data or software) containing information concerning the Company, its business or its business relationships (in the latter two cases, actual or prospective). The Employee shall also commit to deleting and finally purging any duplicates of files or documents that may contain Company information from any computer or other device that remains the Employee’s property after any termination date. If requested by the Company, the Employee will provide a written acknowledgement and certification that all such Company property has been returned and electronic data permanently deleted and that the Employee has not shared or provided such information to any third parties. The Employee acknowledges and agrees that failure to surrender such property will cause irreparable damage to the Company. 4.2 Clawback Acknowledgement. The Employee acknowledges that the Employee is or may be subject to any policy established by the Company as of the Commencement Date, or as later adopted by the Company, providing for clawback or recovery of amounts that were paid to the Employee (each, a “Clawback Policy”). Any determination for clawback or recovery shall be made in the Company’s sole discretion in accordance with the terms of the applicable Clawback Policy and applicable law or regulation. Any action by the Company to recover compensation from the Employee in accordance with the applicable Clawback Policy from the Employee shall not, whether alone or in combination with any other action, event or condition, be deemed (i) a Good restitution applicable, ne sera réputée — que ce soit seule ou conjointement avec toute autre mesure, tout autre événement ou toute autre condition — (i) constituer un motif légitime (Good Reason) ou servir de fondement à une réclamation pour rupture indirecte au titre de tout régime d’avantages sociaux ou de rémunération applicable au Salarié, ou (ii) constituer une violation d’un contrat ou de tout autre accord auquel le Salarié est partie. Reason condition or serve as a basis for a claim of constructive termination under any benefits or compensation arrangement applicable to the Employee or (ii) to constitute a breach of a contract or other arrangement to which the Employee is a party. Article 5 - Exceptions Il est expressément entendu entre les Parties que les stipulations des articles 3.1 et 3.2. ci-dessus ne sont pas applicables en cas de démission du Salarié hors le cas de Démission légitime ou de rupture de son Contrat de travail dans le cadre d’une rupture conventionnelle homologuée. Article 6 - Langue La version définitive du présent Avenant n°2 qui lie les Parties est la version française ; la version anglaise de cet avenant n’étant fournie qu’à titre d’information. En cas de contradiction entre les versions française et anglaise, la version française prévaudra. Article 7 - Loi applicable – Tribunaux compétents Le présent Avenant n°2 est soumis à la loi française, tant pour son exécution que pour sa résiliation. Tout litige s’y rapportant sera de la compétence exclusive des juridictions françaises. Article 8 - Dispositions finales Les stipulations du présent Avenant n°2 annulent et remplacent de plein droit celles contenues dans tout document, correspondance ou communication écrite ou orale, échangés Article 5 - Exceptions It is expressly understood between the Parties that provisions of articles 3.1 and 3.2 are not applicable in case of the Employee’s resignation, except in case of Termination for Good Reason, or termination of his Employment Contract under a mutually agreed termination procedure. Article 6 - Language The definitive version of this Amendment n°2 that binds the Parties is the French language version; the English version is provided for information purposes only. In the event of a contradiction between the two versions, the French version shall prevail. Article 7 - Governing law – Competent Courts This Amendment n°2 is governed by French law, both with respect to its performance and its termination. Any dispute relating hereto shall be subject to the exclusive jurisdiction of the French courts. Article 8- Final dispositions The stipulations of the present Amendment n°2 automatically supersede those contained in any document, correspondence or written or oral communication exchanged between the Parties entre les Parties avant la signature du présent Avenant n°2 et relatives à l'objet de celui-ci. prior to the signing of this Amendment n°2 and relating to the subject of the latter. Les autres dispositions du Contrat de Travail, non modifiées par le présent Avenant n°2 demeurent inchangées, en vigueur et continuent à s'appliquer entre les Parties. Dans le cas où une disposition du présent Avenant n°2 serait jugée illégale, invalide ou inopposable, ceci n’affecterait pas les autres dispositions dudit Avenant n°2. The other provisions of the Employment Contract, not modified by this Amendment n°2, remain unchanged, in force and continue to apply between the Parties. Should any provisions of this Amendment n°2 be held by a court of law to be illegal, invalid or unenforceable, this would not affect the remaining provisions of this Amendment n°2. Fait à New York, Executed in New York, Le 11 Mai 2026 On May 11, 2026 /s/ Jose Luis Crespo Pour Plug Power Inc. Monsieur Jose Luis Crespo /s/ Jose Luis Crespo For Plug Power Inc. Mr. Jose Luis Crespo /s/ Benjamin Haycraft Monsieur Benjamin Haycraft* /s/ Benjamin Haycraft Mr. Benjamin Haycraft* * Les signatures doivent être précédées de la mention manuscrite « Lu et approuvé » * The signatures must be preceded by the handwritten mention « Read and approved »